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                                                                   EXHIBIT 10.63

                              ASSIGNMENT AGREEMENT


         THIS ASSIGNMENT AGREEMENT is made and entered into as of June 30, 1997, by and among JALATE, LTD. ("Company"), HELLER FINANCIAL, INC. ("Factor"), and WELLS FARGO HSBC TRADE BANK, NATIONAL ASSOCIATION ("Bank"), with reference to the following facts:

                                 R E C I T A L S

         WHEREAS, Company and Factor have entered into that certain Collection Date Factoring Agreement dated June 30, 1997, as amended, supplemented and modified from time to time (the "Factoring Agreement"), and that certain Revolving Loan Agreement dated June 30, 1997, as amended, supplemented and modified from time to time (the "Loan Agreement"), the Factoring Agreement and the Loan Agreement being hereinafter collectively referred to as the "Factor Financing Agreements";

         WHEREAS, Company and Bank have entered into certain financing arrangements (the "Bank Financing Arrangements"); and

         WHEREAS, Company desires to assign all monies due under the Factor Financing Agreements to Bank;

         NOW, THEREFORE, in consideration of the mutual covenants set forth below and other valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                                A G R E E M E N T

         1. Company hereby sells, assigns and transfers to Bank all right, title and interest in and to all accounts, general intangibles, monies, credit balances, and rights to payment now due or which may hereafter become due to Company under the Factor Financing Agreements, including any' and all advance payments of the purchase price of accounts receivable, together with all proceeds thereof, as security for the payment of all debts, obligations and liabilities, whether now existing or hereafter incurred, absolute or contingent, of Company to Bank.

         2. During the continuation of the Factor Financing Agreements, or any portion thereof, Company hereby authorizes and directs Factor to remit all monies payable to Company under the Factor Financing Agreements to Bank for deposit in Company's Account No. 001-995685 with City National Bank at 400 North Roxbury Drive, Beverly Hills, California 90210, Attention: Manny Dagan. Payment when so made and credited by Factor shall constitute full payment of said monies to Company and Factor shall be without further obligation to Company or Bank therefor.

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         3. Notwithstanding this assignment and until Factor receives written notice from Bank to the contrary, Factor is authorized to make advances to Company in accordance with the terms of the Factor Financing Agreements and to debit same against monies due Company under the Factor Financing Agreements. Factor shall remit all such advances to the account of Company at City National Bank or Wells Fargo pursuant to Paragraph 2 above.

         4. Factor shall, as soon as practicable after the end of each month, send Bank a copy of its monthly statement rendered to Company for such month, provided that Factor shall have no liability to Bank for negligently or inadvertently failing to furnish such copy.

         5. Except as specifically provided herein, nothing contained in this Agreement shall operate to vary any rights that Factor has under the Factor Financing Agreements, nor shall this Agreement be construed to require Factor to disburse any funds beyond the' amount payable to Company under the Factor Financing Agreements.

         6. Company hereby irrevocably authorizes and empowers Bank to ask, demand, receive, receipt and give acquittance for any and all monies hereby assigned, to endorse any checks or other orders for the payment of money payable to Company in payment thereof. Company agrees that it will at all times hereafter at the request of Bank, make, do and execute all such further acts, agreements, assurances and other documents and instruments as shall be reasonably required to enable Bank to collect all sums due or to become due under or in connection with said Factor Financing Agreements, according to the intent and purpose of this Agreements.

         7. Company hereby irrevocably authorizes Factor to recognize Bank's claims to rights hereunder without investigating the reason for any action taken by Bank or the validity or the amount of the obligations or the existence of any default or the application to be made by Bank of any of the amounts paid to Bank. Company shall indemnify and hold Factor harmless from and against any and all claims, demands, causes of action, obligations, damages, liabilities, costs and expenses, including reasonable attorneys, fees, that may be asserted against or incurred by Factor with respect to or in any way arising from Factor's compliance with any demand or direction of Bank relating to payment of monies due under the Factor Financing Agreements.

         8. Company represents and warrants that it has not, as of the date hereof, made, executed or delivered any assignment of the monies covered by this Agreement, other than assignment(s) in favor of Bank. Factor warrants and represents that, as of the date hereof, Factor is not party to


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any assignment of the monies covered by this Agreement other than assignment(s)
in favor of Bank.

         9. Factor shall not be obligated to make any payment to Bank hereunder, if any such payment is enjoined, restrained, or stayed by any court or by any statute or governmental rule or regulation. In the event any conflicting demands are made upon Factor with respect to monies to be paid hereunder, Factor shall not be required to determine the same and shall have the right to file suit in interpleader or for declaratory relief. In the event Factor shall bring any such action, Company agrees to reimburse Factor for its attorneys' fees, costs and expenses in connection therewith. In the event Bank shall bring any action to enforce any provision of this Agreement, Company agrees to reimburse ]Bank for its reasonable attorneys' fees, costs and expenses in connection therewith.

         10. Bank hereby acknowledges that Factor has made no representations or warranties as to Company's financial condition, business or affairs, nor has Factor in any way induced Bank to make loans or extend credit to Company. Furthermore, in so requesting, authorizing and directing Factor to pay to Bank monies due Company under the Factor Financing Agreements, Company and Bank acknowledge and agree that Factor has no liability whatsoever to Company or Bank with respect to Company's obligations and indebtedness to Bank, whether now existing or hereafter arising, and Company and Bank hereby exonerate and agree, jointly and severally, to indemnify and hold Factor harmless from and against any liability for same. Nothing contained herein shall be deemed as effecting a joint venture, partnership or participation between Factor and Bank.

         11. This Agreement is to continue in effect until Factor receives written notice of termination from Bank, subject, however, to Factor's rights under the Factor Financing Agreements, which rights include, but are not limited to, the right to terminate the Factor Financing Agreements in accordance with the terms thereof.

         12. Factor agrees to provide Bank with a copy of any notice of termination of either of the Factor Financing Agreements which Factor sends to Company; provided, however, that Factor shall have no liability to Bank for negligently or inadvertently failing to furnish any such copy. Bank agrees to provide Factor with a copy of any notice of default or termination under the Bank Financing Arrangements which Bank sends to Company; provided, however, that Bank shall have no liability to Factor for negligently or inadvertently failing to furnish any such copy. Company expressly authorizes the exchange of notices described in this paragraph.

         13. In the event of litigation based upon or arising out of this Agreement, the prevailing party shall be entitled to


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recover from the non-prevailing party all costs, fees and expenses incurred in connection with such litigation, including without limitation, attorney's fees.

         14. This Agreement may not be modified or amended without the written consent of Bank and Factor.

         15. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THIS AGREEMENT REPRESENTS THE COMPLETE UNDERSTANDING OF THE PARTIES AND IT CANNOT BE MODIFIED, IN WHOLE OR IN PART/ EXCEPT BY A WRITING EXECUTED BY ALL PARTIES. THE PARTIES HERETO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT HEREUNDER.

         IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Agreement as of the date and year first above written.


JALATE, LTD.                            HELLER FINANCIAL, INC.

By:___________________________________   By:____________________________________

Title:________________________________   Title:_________________________________


WELLS FARGO HSBC TRADE BANK,
NATIONAL ASSOCIATION

By:___________________________________

Title:________________________________



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